Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                                December 31, 2002
                     --------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                              $   3,209
    Receivables:
      Customers                                                 -
      Associated companies                                    13,406
      Other                                                    3,775
    Notes receivable from associated companies                21,428
    Material and supplies                                      4,463
    Prepayments and other                                      1,775
                                                            --------
                                                              48,056
                                                            --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                               211,925
    Less: Accumulated provision for depreciation              12,307
                                                            --------
                                                             199,618
    Construction work in progress                              1,321
                                                            --------
                                                             200,939
                                                            --------

INVESTMENTS:
    Pension investments                                         -
    Other                                                     22,551
                                                            --------
                                                              22,551
                                                            --------

DEFERRED CHARGES:
    Goodwill                                                      67
    Accumulated deferred income taxes assets                   2,084
    Other                                                      3,469
                                                            --------
                                                               5,620
                                                            --------
         TOTAL ASSETS                                      $ 277,166
                                                            ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                       $   2,762
    Notes payable to associated companies                      8,293
    Accounts payable
      Other                                                      213
      Associated companies                                     2,206
    Accrued taxes                                                296
    Accrued interest                                           2,979
    Other                                                        276
                                                            --------
                                                              17,025

CAPITALIZATION:
    Common stockholders' equity                              115,913
    Long-term debt                                           141,100
                                                            --------
                                                             257,013
                                                            --------
DEFERRED CREDITS:
    Accumulated deferred income taxes                           -
    Accumulated deferred investment tax credits                 -
    Other                                                      3,128
                                                            --------
                                                               3,128
                                                            --------

         TOTAL LIABILITIES & CAPITALIZATION                $ 277,166
                                                            ========


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                                                                   Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                  Consolidated Statement of Income (Unaudited)
                  --------------------------------------------
                                 (In Thousands)



                                            Three Months      Twelve Months
                                               Ended              Ended
                                            Dec 31,2002        Dec 31, 2002
                                            -----------        ------------

REVENUES                                      $ 10,279           $ 33,070

EXPENSES:

    Other operating expenses                     6,916             28,882
    Provision for depreciation
       and amortization                          9,439             10,377
    General taxes                                  224                376
                                                ------             ------
         Total expenses                         16,579             39,635
                                                ------             ------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                (6,300)            (6,565)

NET INTEREST CHARGES:

    Interest expenses                            2,342              9,980
    Capitalized interest                           (11)              (461)
                                               -------             ------
         Net interest charges                    2,331              9,519
                                               -------             ------

INCOME TAXES                                    (3,298)            (6,346)
                                               -------             ------

NET INCOME/(LOSS)                             $ (5,333)          $ (9,738)
                                               =======             ======